UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

PETROGRESS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-184459	27-2019626
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1013 Centre Road, Suite 403-A, Wilmington, DE 19805

(Address of principal executive offices) (Zip Code)

(302) 428-1222

(Registrant’s telephone number, including area code)

Copy of correspondence to:

Marc J. Ross, Esq.

S. Ashley Jaber, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, Fl. 32

New York, NY 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)        As previously reported by Petrogress, Inc. (the “Company”) on Form 8-K filed with the Securities and Exchange Commission on September 27, 2016, the Company dismissed David S. Friedkin CPA as its independent public accountant, effective September 27, 2016.

(b)        On October 31, 2016, upon the authorization and approval of the Board of Directors, the Company engaged RBSM LLP (“RBSM”) as its new independent registered public accounting firm.

During the Company’s two most recent fiscal years and the subsequent interim period preceding RBSM’s engagement, neither the Company nor anyone acting on its behalf consulted RBSM regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that RBSM concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) or “reportable event” (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2016

PETROGRESS, INC.

By:	/s/ Christos P. Traios
Name:	Christos P. Traios
Title:	Chief Executive Officer